Exhibit 99.1

NV5 Acquires Owner’s Representation and Program Management Firm, Consilium Partners

Acquisition Strengthens Geographic Footprint and Expected to be Immediately Accretive to Earnings

HOLLYWOOD, FL – May 1, 2013—NV5 Holdings, Inc. (NV5) (NASDAQ: NVEEU), a provider of professional and technical engineering and consulting solutions, has acquired Consilium Partners, LLC, an owner’s representation and program management firm, for a combination of cash and NV5 common stock, plus a potential earn-out to support its anticipated growth goals in 2013.

“The acquisition of Consilium Partners supplements our established infrastructure presence nationally, especially in the Rocky Mountain region, while being immediately accretive to our earnings,” said Dickerson Wright, CEO and chairman of NV5. “They also complement and strengthen our capabilities in program management, which is an area of strategic growth for us. Together, we look forward to advancing NV5 as the preferred, single-source provider of engineering and technical services in the markets we serve.”

Consilium Partners is a 20-person, dynamic owner’s representation and program management firm that serves both public and private clients, such as municipalities, major hospitality firms and institutional real estate owners. Consilium Partners possesses specialized expertise in managing technically demanding projects, while having an affinity for leading teams and cultivating teamwork with the people who ultimately determine a project’s success.

Founder of Consilium Partners, Bryan Carruthers, commented: “Consilium’s mission of providing world-class program management is well aligned with NV5 and its strong reputation for delivering similar services to some of the world’s largest public and private organizations. NV5’s expertise across a range of verticals will significantly enhance our ability to deliver superior technical engineering and consulting. We look forward to working closely with the NV5 team.”

About Consilium Partners, LLC

Consilium Partners, LLC offers program management and owner’s representation services tailored to deliver maximum value for each of its clients and their unique projects. The company has offices in Hawaii, Vail, CO and Denver, CO. For additional information, please visit the company’s website at www.consiliumpartnersllc.com.

About NV5 Holdings, Inc.

NV5 Holdings, Inc. (NASDAQ: NVEEU) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, construction, real estate and environmental markets. The company primarily focuses on five business service verticals: construction quality assurance, infrastructure engineering, energy services, program management and environmental services. NV5 operates 20 offices in California, Colorado, Utah, Florida and New Jersey and is headquartered in Hollywood, Florida. For additional information, please visit the company’s website at www.NV5.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the acquisition being immediately accretive to NV5’s earnings and advancing NV5 as the preferred, single-source provider of engineering and technical services in the markets it serves. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Company Contact:

NV5 Holdings, Inc.

Richard Tong

Tel 1-954-495-2112

IR@NV5.COM

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

NVEE@liolios.com

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